Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-217778) and in the Registration Statements on Form S-8 (Nos. 333-198655, 333-184397, 333-147914, 333-156093, 333-202546, 333-202547) of Rio Tinto Plc and Rio Tinto Ltd of our report dated 28 February 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Brisbane, Australia

1 March 2018	1 March 2018